Exhibit 16

QUARTERLY AND YEAR END REPORT BC FORM 51-901F (previously Form 61)

British Columbia Securities Commission

Freedom of Information and Protection of Privacy Act: The personal information requested on this form is collected under the authority of and used for the purpose of administering the Securities Act. Questions about the collection or use of this information can be directed to the Supervisor, Financial Reporting (604-899-6729), PO Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver BC V7Y 1L2. Toll Free in British Columbia 1-800-373-6393

	FOR QUARTER ENDED			DATE OF REPORT
	Y	M	D	Y	M	D
ISSUER DETAILS NAME OF ISSUER
UNILENS VISION INC.	01	09	30	01	11	14

ISSUER ADDRESS
920-800 WEST PENDER STREET

CITY/	PROVINCE	POSTAL CODE	ISSUER FAX NO.	ISSUER TELEPHONE NO.
VANCOUVER	B.C.	V6C 2V6	604-689-1288	604-689-1280

CONTACT PERSON		CONTACT’ POSITION		CONTACT TELEPHONE NO.
TRACY HANSEN				604-689-1280

CONTACT EMAIL ADDRESS		WEB SITE ADDRESS
fretwelllaw@direct.ca

CERTIFICATE

The three schedules required to complete this Report are attached and the disclosure contained therein has been approved by the Board of Directors. A copy of this Report will be provided to any shareholder who requests it.

DIRECTOR’S SIGNATURE	PRINT FULL NAME	DATE SIGNED
		Y	M	D
“William D. Baxter”	William D. Baxter	01	11	14

DIRECTOR’S SIGNATURE	PRINT FULL NAME	DATE SIGNED
		Y	M	D
“Alfred W. Vitale”	Alfred W. Vitale	01	11	14

UNILENS VISION INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Prepared by Management)

SEPTEMBER 30

(expressed in U.S. dollars)

	2001	2000
ASSETS
CURRENT
Cash	$374,970	$335,129
Accounts receivable	540,280	588,371
Inventories	476,466	513,475
Prepaid expenses	15,494	20,230

	1,407,210	1,457,205
CAPITAL ASSETS	158,959	262,313
OTHER ASSETS	275,499	324,062

	$1,841,668	$2,043,580

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT
Accounts payable and accrued liabilities	$616,711	$713,366
Current portion of long-term debt	3,213,571	2,821,048

	3,830,282	3,534,414
LONG-TERM DEBT (Note 3)	1,522,939	1,790,317

	5,353,221	5,324,731
SHAREHOLDERS’ EQUITY
Share capital (Note 1)	27,367,615	27,367,615
Cumulative translation adjustment	8,833	11,351
Deficit	(30,888,001)	(30,660,117)

	(3,511,553)	(3,281,151)

	$1,841,668	$2,043,580

Approved by the Directors:

Director: (signed) “Alfred W. Vitale”

Director: (signed) “William D. Baxter”

UNILENS VISION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

(Unaudited - Prepared by Management)

FOR THE THREE MONTHS ENDED SEPTEMBER 30

(expressed in U.S. dollars)

	2001	2000	1999
INCOME
Sales	$908,770	$1,037,973	$1,110,465
Cost of sales	573,956	611,066	648,672

Gross profit	334,814	426,907	461,793

EXPENSES
Sales and marketing	180,168	186,616	212,958
Administration	139,890	144,742	133,886
Research and development	18,228	17,065	16,362
Interest on long-term debt	51,564	74,464	71,263

	389,850	422,887	434,469

Profit (loss) from operations	(55,036)	4,020	27,324
Other income - net	1,447	3,914	989

Profit (loss) for the period	(53,589)	7,934	28,313
Deficit, beginning of period	(30,834,412)	(30,668,051)	(30,553,404)

Deficit, end of period	$(30,888,001)	$(30,660,117)	$(30,525,091)

Profit (loss) per share	$(0.01)	$0.00	$0.01

UNILENS VISION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - Prepared by Management)

FOR THE THREE MONTHS ENDED SEPTEMBER 30

(expressed in U.S. dollars)

	2001	2000	1999
CASH PROVIDED (USED) BY:
OPERATING ACTIVITIES
Profit (loss) for the period	$(53,589)	$7,934	$28,313
Adjustments to reconcile to net cash provided (used) by operating activities:
Amortization	39,471	31,239	22,900
Amortization of discount on long-term debt	42,692	64,029	64,029

	28,574	103,202	115,242
Net change in working capital items (Note 2):	(7,652)	(106,136)	25,081

	20,922	(2,934)	140,323

FINANCING ACTIVITY
Principal payments on long-term debt	—	(6,300)	(6,300)

INVESTING ACTIVITY
Purchase of capital and other assets	(8,278)	(4,287)	(1,630)

INCREASE (DECREASE) IN CASH	12,644	(13,521)	132,393
Effect of exchange rate changes on cash	(1,453)	(828)	644
CASH, BEGINNING OF PERIOD	363,779	349,478	285,364

CASH, END OF PERIOD	$374,970	$335,129	$418,401

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$—	$10,500	$10,786

UNILENS VISION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - Prepared by Management)

SEPTEMBER 30, 2001

(expressed in U.S. dollars)

The accompanying financial statements for the interim period ended September 30, 2001 are prepared on the basis of accounting principles generally accepted in Canada, conform in all material respects with accounting principals generally accepted in the United States and are unaudited, but in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for fair presentation of the financial position, operations, and changes in financial results of the interim period presented. The financial statements for the interim period are not necessarily indicative of the results to be expected for the full year. The financial statements do not contain the detail or footnote disclosure concerning accounting policies and other matters which would be included in full year financial statements, and therefore should be read in conjunction with the Company’s audited financial statements for the year ended June 30, 2001.

1.	SHARE CAPITAL

	Three Months Ended September 30, 2001		Three Months Ended September 30, 2000
	Number of shares	Amount	Number of shares	Amount
Common shares issued and outstanding
Balance, beginning and end of period	3,838,815	$27,367,615	3,979,815	$27,367,615

Incentive Stock Options and Warrants

The following table describes the number of shares, exercise price, and expiry dates of the share purchase options and share purchase warrants that were outstanding at September 30, 2001:

	Number of Shares	Exercise Price		Expiry Date
Options	220,000	$	Cdn. 0.25	May 6, 2006
	30,000	$	Cdn. 0.25	August 23, 2005
Warrants	Nil

Subsequent to September 30, 2001, the Company granted, subject to regulatory approval, share purchase options to directors, officers, and employees to purchase up to an aggregate of 50,000 common shares at $0.25 per share exercisable until October 12, 2006.

2.	CONSOLIDATED STATEMENTS OF CASH FLOWS

	2001	2000	1999
Cash provided (used) by:
Net change in working capital items:
Accounts receivable	$(51,507)	$19,815	$(29,045)
Inventories	22,332	(85,437)	10,466
Other assets	10,776	(7,916)	(21,291)
Accounts payable	10,747	(32,598)	64,951

	$(7,652)	$(106,136)	$25,081

UNILENS VISION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - Prepared by Management)

SEPTEMBER 30, 2001

(expressed in U. S. dollars)

3.	LONG-TERM DEBT

Included in the current portion of long-term debt is $450,000 in connection with a non-revolving term note, payable to an affiliated Swiss financial institution, which was due January 31, 1995. The note is collateralized by the assets of the Company. Should the note remain past due and this not be waived, the lender has the right to take possession of its security should it choose to do so. Also included in the current portion of long-term debt are eight installments on a non-interest bearing note that were due prior to September 30, 2001 and which aggregate approximately $2,356,000. The Company has had negotiations with both parties to settle a substantial portion of their outstanding debt. As of this date, no payments have been made by the Company to either party on the past due amounts nor has either party instituted or threatened any collection or other action against the Company.

4.	COMPARATIVE FIGURES

Certain of the prior period comparative figures have been reclassified to conform with the presentation adopted for the current period.

5.	SUBSEQUENT EVENT

Subsequent to September 30, 2001, the Company announced that Bausch & Lomb licensed the exclusive worldwide rights to the Company’s patented multifocal soft contact lens design. Under the terms of the agreement, Bausch & Lomb will develop, manufacture and market a cast-molded multifocal soft contact lens using the Company’s technology. For this, Bausch & Lomb will pay the Company a royalty, ranging from 3 percent to 5 percent, of the product’s worldwide sales. Bausch & Lomb will complete the development and, pending regulatory approval, will introduce this cast-molded multifocal soft contact lens for frequent replacement within the next year. The Company will continue to develop, manufacture and market several lathe-cut multifocal contact lenses for annual and frequent replacement.

QUARTERLY AND YEAR END REPORT BC FORM 51-901F (previously Form 61)

British Columbia Securities Commission

Freedom of Information and Protection of Privacy Act: The personal information requested on this form is collected under the authority of and used for the purpose of administering the Securities Act. Questions about the collection or use of this information can be directed to the Supervisor, Financial Reporting (604-899-6729), PO Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver BC V7Y 1L2. Toll Free in British Columbia 1-800-373-6393

	FOR QUARTER ENDED			DATE OF REPORT
	Y	M	D	Y	M	D
ISSUER DETAILS
NAME OF ISSUER
UNILENS VISION INC.	01	09	30	01	11	14

ISSUER ADDRESS
920-800 WEST PENDER STREET

CITY/	PROVINCE	POSTAL CODE	ISSUER FAX NO.	ISSUER TELEPHONE NO.
VANCOUVER	B.C.	V6C 2V6	604-689-1288	604-689-1280

CONTACT PERSON		CONTACT’ POSITION		CONTACT TELEPHONE NO.
TRACY HANSEN				604-689-1280

CONTACT EMAIL ADDRESS		WEB SITE ADDRESS
fretwelllaw@direct.ca

CERTIFICATE

The three schedules required to complete this Report are attached and the disclosure contained therein has been approved by the Board of Directors. A copy of this Report will be provided to any shareholder who requests it.

DIRECTOR’S SIGNATURE	PRINT FULL NAME	DATE SIGNED
		Y	M	D
“William D. Baxter”	William D. Baxter	01	11	14

DIRECTOR’S SIGNATURE	PRINT FULL NAME	DATE SIGNED
		Y	M	D
“Alfred W. Vitale”	Alfred W. Vitale	01	11	14

UNILENS VISION INC.

SUPPLEMENTARY INFORMATION

SCHEDULE “B”

SEPTEMBER 30, 2001

(expressed in U.S. dollars)

1.	a) DEFERRED COSTS, EXPLORATION AND DEVELOPMENT EXPENDITURES

No deferred costs were recorded during the quarter ended September 30, 2001.

b) GENERAL ADMINISTRATIVE EXPENSES AND COST OF SALES

General and Administrative Expense:

Administration, sales and marketing expenses for the quarter ended September 30, 2001 were:

	Sales and Marketing	Administration
Consulting fees	$15,423	$27,846
Bad debts	—	6,600
Depreciation and amortization	890	18,576
License, taxes and regulatory fees	—	15,767
Office, insurance and supplies	4,310	47,959
Professional fees	—	12,058
Promotion and advertising	40,503	—
Rental and utilities	2,106	74,132
Travel and entertainment	7,678	4,553
Wages and benefits	68,964	72,470
Allocated expenses	40,294	(140,071)

	$180,168	$139,890

Cost of Sales:
Cost of Sales for the quarter ended September 30, 2001 were:
Payroll and Benefits		$238,246
Raw materials and Supplies		260,391
Allocations and Other Expenses		75,319

		$573,956

c)	AGGREGATE AMOUNT OF EXPENDITURES MADE TO PARTIES NOT AT ARM’S LENGTH TO THE ISSUER - $Nil

2.	a) SECURITIES ISSUED IN THE QUARTER

No securities were issued during the quarter ended September 30, 2001.

b)	OPTIONS GRANTED IN THE QUARTER

No options were granted during the quarter ended September 30, 2001.

UNILENS VISION INC.

SUPPLEMENTARY INFORMATION

SCHEDULE “B”

SEPTEMBER 30, 2001

(expressed in U.S. dollars)

3.	a) AUTHORIZED CAPITAL AS AT SEPTEMBER 30, 2001

See Note 1 to the consolidated financial statements for the quarter ended September 30, 2001.

b)	OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES AS AT SEPTEMBER 30, 2001

See Note 1 to the consolidated financial statements for the quarter ended September 30, 2001.

c)	SHARES IN ESCROW OR SUBJECT TO POOLING AS AT SEPTEMBER 30, 2001

See Note 1 to the consolidated financial statements for the quarter ended September 30, 2001.

d)	DIRECTORS AND OFFICERS AS AT SEPTEMBER 30, 2001

Alfred W. Vitale, President and Director

Nick Bennett, Director

William D, Baxter, Director

William S. Harper, Secretary

UNILENS VISION INC.

MANAGEMENT DISCUSSION

SCHEDULE “C”

SEPTEMBER 30, 2001

(Expressed in U.S. Dollars)

OPERATING ACTIVITIES

During the quarter ended September 30, 2001 (the “Current Quarter”) the Company experienced a 12.4% decrease in sales when compared to the quarter ended September 30, 2000 (the “Prior Quarter”) due to strong competition from several competitively priced disposable lenses. The Company’s multifocal business, which represents approximately 73% of total revenue, declined by approximately 3% during the Current Quarter, as compared to the Prior Quarter, primarily due to declines in older product lines, which were partially offset by small gains (approximately 1%) in the Company’s newest more competitive multifocal products (The Unilens EMA and UniVue). Revenue from older lathe-cut toric and spherical product lines, marketed under the Sof-Form and Lombart brands, declined by approximately 28% during the Current Quarter, as compared to the Prior Quarter, due to strong competition associated with moulded disposable toric and spherical lenses by several of the Company’s competitors. Gross margin declined from 41.1% in the Prior Quarter to 36.8% in the Current Quarter. The decrease was primarily due to a shift in the Company’s product mix to more competitively priced, lower margin multifocal lenses. Sales and marketing expenses for the Current Quarter, as compared to the Prior Quarter, were down approximately $6,000, primarily due to a decrease in wages as a result of the fiscal year 2001 restructuring of the sales force, while administrative expenses decreased by approximately $5,000, primarily due to a decrease in fees paid to consultants.

Subsequent to September 30, 2001, the Company announced that Bausch & Lomb licensed the exclusive worldwide rights to the Company’s patented multifocal soft contact lens design. Under the terms of the agreement, Bausch & Lomb will develop, manufacture and market a cast-molded multifocal soft contact lens using the Company’s technology. For this, Bausch & Lomb will pay the Company a royalty, ranging from 3 percent to 5 percent, of the product’s worldwide sales. Bausch & Lomb will complete the development and, pending regulatory approval, will introduce this cast-molded multifocal soft contact lens for frequent replacement within the next year. The Company will continue to develop, manufacture and market several lathe-cut multifocal contact lenses for annual and frequent replacement.

Investor relations are done internally and consist of responding to inquiries from potential investors and stockholders as well as the dissemination of company news and information.

FINANCING ACTIVITIES

The Company incurred a positive cash flow from operating activities of $20,922 during the Current Quarter. The Company has reduced its selling expenses and realigned its manufacturing operations in order to maintain breakeven cash flow during the remainder of the fiscal year ending June 30, 2002, based on its current revenue projections.

The Company has had discussions to settle a significant portion of its long-term obligations, of which a portion was past due at September 30, 2001. As of this date, no payments have been made by the Company on the past due amounts nor have the parties owed these amounts instituted or threatened any collection or other action against the Company. The Company estimates that it will require additional financing in order to meet its commitments during the current fiscal year and beyond. The Company will need to seek additional debt or equity financing and/or to negotiate reductions or payment delays in its debt obligations. However, there can be no assurance that the Company will be able to make any such arrangements or that the terms of any arrangements it is able to make will be favourable to the Company. If the Company is unable to obtain adequate or any funding to meet its commitments or to negotiate reductions or payment delays in its debt obligations, the Company will be required to severely curtail or even cease its activities. Should future events place the Company in this position, there can be no assurance that the Company will be able to continue to operate or to meet its ongoing obligations.